EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, Inc.
314-529-3555
bill.davis@perficient.com
For Immediate Release

PERFICIENT REPORTS THIRD QUARTER 2012 RESULTS

~ Revenues Increase 25%, Company Delivers Record Revenues and Earnings ~

SAINT LOUIS (Nov. 1, 2012) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported its financial results for the quarter ended September 30, 2012.

Financial Highlights

For the quarter ended September 30, 2012:

•	Revenues increased 25% to $87.5 million from $70.2 million for the third quarter 2011;
•	Services revenue increased 22% to $76.0 million from $62.5 million for the third quarter 2011;
•
Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.26 from $0.22 for the third quarter 2011;

•	Earnings per share results on a fully diluted basis increased to $0.16 from $0.12 for the third quarter 2011;
•	EBITDAS (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 19% to $13.1 million from $11.0 million for the third quarter 2011; and
•	Net income increased 48% to $5.1 million compared to $3.5 million for the second quarter 2011.

“Perficient’s business in the third quarter exhibited continued strength and resiliency,” said Jeffrey Davis, Perficient’s chief executive officer and president. “Average billing rates at record highs contributed to improved margins and earnings while an exceptionally strong software quarter contributed to record revenues. Heading into 2013, we remain well-positioned to continue to gain market share and deliver growth and outperformance.”

Other Highlights

Among other recent achievements, Perficient:

•
Added new customer relationships and follow-up projects with leading companies including: Adesa, Ameritas Holding Company, Best Buy, Capital Group, DTE Energy, Green Dot, Roche Diagnostics, Texas Health Resources, Union Bank, YUM Restaurant Services Group, and many others;

•	Was ranked in the top 10 of the 2013 Vault Top IT Consulting list, marking the third consecutive year Perficient has ranked as a leader among top information technology and management consulting firms; and

•
Was recognized with IBM’s 2012 Information Management Integration Excellence Award and 2012 Business Analytics Partner Achievement Award for its work with Premier healthcare alliance and IBM in developing and delivering PremierConnect, a technology platform that houses the largest virtual healthcare community in the country.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2012 services and software revenue, including reimbursed expenses, to be in the range of $81.0 million to $85.0 million, comprised of $75.7 million to $79.3 million of revenue from services including reimbursed expenses and $5.3 million to $5.7 million of revenue from sales of software. The midpoint of fourth quarter 2012 services revenue guidance represents growth of 18% over fourth quarter 2011 services revenue.

The Company is narrowing its full year 2012 revenue guidance to a range of $325 million to $329 million from the previously provided range of $317 million to $332 million.

The Company is narrowing its full year Adjusted GAAP earnings per share guidance to a range of $0.91 to $0.95 from the previously provided range of $0.90 to $0.96.

Conference Call Details
Perficient will host a conference call regarding third quarter 2012 financial results today at 10 a.m. Eastern.

WHAT: Perficient Third Quarter 2012 Results
WHEN: Thursday, Nov. 1, 2012, at 10 a.m. Eastern
CONFERENCE CALL NUMBERS: 800-706-7749 (U.S. and Canada) 617-614-3474 (International)
PARTICIPANT PASSCODE: 32837535
REPLAY TIMES: Thursday, Nov.1, 2012, at 12 p.m. Eastern, through Thursday, Nov. 8, 2012
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 59934417

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India, and China.  Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning “Premier Level” IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, an EMC Select Services Team Partner, and an Oracle Platinum Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2012.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenues
Services	$75,948	$62,486	$214,793	$171,911
Software and hardware	7,450	3,868	17,122	10,618
Reimbursable expenses	4,076	3,820	12,053	9,477
Total revenues	87,474	70,174	243,968	192,006

Cost of revenues
Project personnel costs	47,190	38,715	134,872	107,365
Software and hardware costs	6,301	3,425	14,554	9,223
Reimbursable expenses	4,076	3,820	12,053	9,477
Other project related expenses	1,027	1,320	2,988	4,454
Stock compensation	653	577	1,870	1,659
Total cost of revenues	59,247	47,857	166,337	132,178

Gross margin	28,227	22,317	77,631	59,828

Selling, general and administrative	15,811	11,938	43,895	33,141
Stock compensation	1,903	1,859	5,170	5,142
	10,513	8,520	28,566	21,545

Depreciation	612	484	1,590	1,207
Amortization	2,258	1,984	5,664	4,663
Acquisition costs	9	1	1,831	1,231
Adjustment to fair value of contingent consideration	97	334	435	852
Income from operations	7,537	5,717	19,046	13,592

Net interest (expense) income	(93)	(1)	(131)	67
Net other income (expense)	5	13	49	(6)
Income before income taxes	7,449	5,729	18,964	13,653
Provision for income taxes	2,307	2,263	7,233	5,627
Net income	$5,142	$3,466	$11,731	$8,026

Basic net income per share	$0.17	$0.12	$0.40	$0.29
Diluted net income per share	$0.16	$0.12	$0.38	$0.28

Shares used in computing basic net income per share	30,021	27,744	29,273	27,679
Shares used in computing diluted net income per share	31,674	29,518	30,844	29,054

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,481	$9,732
Accounts receivable, net	78,091	60,892
Prepaid expenses	1,564	1,246
Other current assets	3,097	3,118
Total current assets	86,233	74,988
Property and equipment, net	4,526	3,490
Goodwill	160,199	132,038
Intangible assets, net	19,408	10,128
Other non-current assets	3,600	3,288
Total assets	$273,966	$223,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,538	$5,029
Other current liabilities	20,678	18,483
Total current liabilities	28,216	23,512
Long-term debt	11,500	-
Other non-current liabilities	1,359	1,461
Total liabilities	41,075	24,973

Stockholders' equity:
Common stock	38	36
Additional paid-in capital	272,232	248,855
Accumulated other comprehensive loss	(270)	(279)
Treasury stock	(56,182)	(54,995)
Retained earnings	17,073	5,342
Total stockholders' equity	232,891	198,959
Total liabilities and stockholders' equity	$273,966	$223,932

About Non-GAAP Financial Measures
Perficient provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), adjusted net income, and adjusted net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.
Perficient believes that providing the non-GAAP measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, adjusted net income, and adjusted net income per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating adjusted net income and adjusted net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.  Perficient excludes this item for the purposes of calculating EBITDAS, adjusted net income, and adjusted net income per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP Net Income	$5,142	$3,466	$11,731	$8,026
Additions:
Provision for income taxes	2,307	2,263	7,233	5,627
Amortization	2,258	1,984	5,664	4,663
Acquisition costs	9	1	1,831	1,231
Adjustment to fair value of contingent consideration	97	334	435	852
Stock compensation	2,556	2,436	7,040	6,801
Adjusted Net Income Before Tax	12,369	10,484	33,934	27,200
Adjusted income tax (1)	4,255	4,110	12,691	10,662
Adjusted Net Income	$8,114	$6,374	$21,243	$16,538

GAAP Net Income Per Share (diluted)	$0.16	$0.12	$0.38	$0.28
Adjusted Net Income Per Share (diluted)	$0.26	$0.22	$0.69	$0.57
Shares used in computing GAAP and Adjusted Net Income Per Share (diluted)	31,674	29,518	30,844	29,054

(1) The estimated adjusted effective tax rate of 34.4% and 39.2% for the three months ended September 30, 2012 and 2011, respectively, and 37.4% and 39.2% for the nine months ended September 30, 2012 and 2011 has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP Net Income	$5,142	$3,466	$11,731	$8,026
Additions:
Provision for income taxes	2,307	2,263	7,233	5,627
Net interest expense (income)	93	1	131	(67)
Net other (income) expense	(5)	(13)	(49)	6
Depreciation	612	484	1,590	1,207
Amortization	2,258	1,984	5,664	4,663
Acquisition costs	9	1	1,831	1,231
Adjustment to fair value of contingent consideration	97	334	435	852
Stock compensation	2,556	2,436	7,040	6,801
EBITDAS (1)	$13,069	$10,956	$35,606	$28,346

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.